Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Friday October 28, 2009

PRESS RELEASE

Source: Westsphere Asset Corporation, Inc. (“Westsphere”)

Calgary Alberta, Canada Westsphere Asset Corporation, Inc. today announces that the Board of Directors has withdrawn and terminated ongoing efforts to purchase the assets of Yaletown Capital Corporation as well as all related negotiations related to the Yaletown asset purchase.

 “Based on our continuing ongoing discussions and review with the management of Yaletown Capital Corporation as well as advice from Westsphere’s legal and financial advisors the Board believes that the Yaletown asset purchase is not in the best interests of Westsphere at this time.  It is our intention to call for our Annual General Meeting in the very near future at which time we will lay out our new strategy related to Westsphere’s listing on the OTC Bulletin Board as a publicly traded company.” stated Doug Mac Donald, President and CEO of Westsphere Asset Corporation, Inc.

About Westsphere Asset Corporation

Westsphere Asset Corporation, Inc. (WSHE) is a financial holding company headquartered in Calgary, Alberta Canada.  The Company has established a significant presence in the non-conventional Canadian banking sector including Automated Banking Machines (ABM), Point of Sale Machines (POS), Online Computer Banking (OCB) and E-Commerce transaction security and payment Systems.  Westsphere maintains and services an ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System with its Switch Processor Westsphere Systems Inc.

Financial Profile:

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common- 591,726

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    : Voting Preferred- 1,417,118

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For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

      #12 – 3620 – 29th Street N.E.

     Calgary, Alberta, Canada

     T1Y 5Z8